Exhibit 99.1

For Immediate Release

Contacts:

For Investors	For Press and Investors
Kevin Faulkner	Richard Mack
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 408-992-6100	Tel: 781-565-5000
Email: kevin.faulkner@nuance.com	Email: richard.mack@nuance.com
Nuance Announces First Quarter Fiscal 2011 Results
Strength in Mobile & Consumer, Healthcare
and Imaging Markets Fueled Revenue Growth
BURLINGTON, Mass., February 9, 2011 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its first quarter of fiscal 2011, ended December 31, 2010.
Nuance reported GAAP revenue of $303.8 million in the first quarter of fiscal 2011, a 15.5% increase over GAAP revenue of $263.0 million in the first quarter of fiscal 2010. Nuance reported non-GAAP revenue of $317.3 million, which includes $13.4 million in revenue lost to accounting treatment in conjunction with acquisitions. First quarter fiscal 2011 non-GAAP revenue grew 11.5% over non-GAAP revenue of $284.6 million in the same quarter last year.
In the first quarter of fiscal 2011, Nuance recognized GAAP net loss of ($0.0) million, or ($0.00) per diluted share, compared with GAAP net loss of ($4.3) million, or ($0.02) per diluted share, in the first quarter of fiscal 2010. In the first quarter of fiscal 2011, Nuance reported non-GAAP net income of $86.1 million, or $0.28 per diluted share, compared to non-GAAP net income of $84.3 million, or $0.29 per diluted share, in the first quarter of fiscal 2010. Nuance’s non-GAAP operating margin was 30.5% for the first quarter of fiscal 2011, compared to 32.6%, in the first quarter of fiscal 2010, reflecting Nuance’s increased investments in the business. Nuance reported cash flow from operations of $63.3 million in the first quarter of fiscal 2011, compared to $65.1 million in the first quarter of fiscal 2010. Nuance ended the first quarter of fiscal 2011 with a balance of cash and marketable securities of $591.5 million.
Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.
“Demand for our mobile and consumer offerings, along with continued progress in our healthcare and imaging business lines, enabled our revenue growth in the first quarter,” said Paul Ricci, chairman and CEO of Nuance. “The strength of overall first quarter bookings across our businesses, in addition to design wins within our mobile solutions, position Nuance for sustained growth in fiscal 2011. During the first quarter, we also accelerated our investments targeted at fulfilling strategic partnerships in our mobile and consumer business.”

Highlights from the quarter include:
•	Healthcare — For Nuance’s healthcare solutions, first quarter non-GAAP revenue was $117.8 million, up 10.3%, as reported, from the same quarter last year. During the first quarter, new bookings included large eScription, Dragon Medical and radiology contracts. Key healthcare customers included Methodist Hospital, Oakwood Healthcare System, Premier Health Partners, Scott & White Memorial Hospital, St. Vincent Indianapolis Hospital, University of Iowa, and Vanderbilt University Medical Center.

•	Mobile and Consumer — For Nuance’s mobile and consumer solutions, first quarter non-GAAP revenue was $87.7 million, up 32.1%, as reported, from the same quarter last year. Key mobile customers, new bookings or design wins in the quarter included Amazon, Ask, Audi, BMW, Cisco, Daimler, Fiat Chrysler, GM, Honda, Huawei, LG, MapMyIndia, Motorola, Navigon, NEC Casio, Nissan, Olympus, Panasonic TV, Sony TV, Tele Atlas, Telefonica, TomTom, Vivo, and Volkswagen.

•	Enterprise — For Nuance’s enterprise solutions, first quarter non-GAAP revenue was $72.5 million, down 4.2%, as reported, from the same quarter last year. Key enterprise customers in the quarter included Acer, AT&T, Barclays, Centrelink, Centrica, Energy Australia, Ergon, Jetstar, OnStar, Optus, PayPal, PNC, Premier Inn, and US Social Security Administration.

•	Imaging — For Nuance’s document imaging solutions, first quarter non-GAAP revenue was $39.3 million, up 10.1%, as reported, from the same quarter last year. Nuance achieved key first quarter bookings and design wins with Bryan Cave, Canon, Christiana Healthcare, Konica Minolta, Los Angeles County Metropolitan Transit Authority, NHN, Ricoh, and Xerox.
Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.
As previously scheduled, the conference call will begin today, February 9, 2011 at 5:00 pm EST and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1059 or (612) 234-9960 at least five minutes prior to the call and referencing conference code 191234. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 191234.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding sustained growth for fiscal 2011 and Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2010 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2010 and 2009, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which are described below.
Acquisition-Related Revenue and Cost of Revenue.
The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from eCopy for the three months ended December 31, 2010, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer during the same quarter. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Costs, Net.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.
These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.
(ii) Professional service fees. Professional service fees include direct costs of the acquisition, as well as post-acquisition legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.
(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party’s extensive speech recognition technology and natural language and semantic processing technology, Nuance has entered into two IP collaboration agreements, spanning six and five years, respectively. All intellectual property derived from these collaborations will be jointly owned by the two parties, but Nuance will have sole rights to commercialize this intellectual property during the term of these agreements. For non-GAAP purposes, Nuance considers these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding these expenses. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of these collaboration agreements and have incentives based on those results.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2010	2009
Revenues:
Product and licensing	$133,856	$113,227
Professional services and hosting	122,820	103,695
Maintenance and support	47,153	46,055

Total revenues	303,829	262,977

Cost of revenues:
Product and licensing	17,146	12,591
Professional services and hosting	78,212	61,996
Maintenance and support	8,273	7,990
Amortization of intangible assets	13,291	11,018

Total cost of revenues	116,922	93,595

Gross profit	186,907	169,382

Operating expenses:
Research and development	41,381	36,950
Sales and marketing	78,344	65,562
General and administrative	31,182	27,451
Amortization of intangible assets	22,677	22,126
Acquisition-related costs, net	3,001	12,805
Restructuring and other charges, net	2,051	615

Total operating expenses	178,636	165,509

Income from operations	8,271	3,873

Other expense, net	(2,259)	(7,811)

Income (loss) before income taxes	6,012	(3,938)

Provision for income taxes	6,021	340

Net loss	$(9)	$(4,278)

Net loss per share:
Basic	$(0.00)	$(0.02)

Diluted	$(0.00)	$(0.02)

Weighted average common shares outstanding:
Basic	298,633	279,068

Diluted	298,633	279,068

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

ASSETS	December 31, 2010	September 30, 2010
Current assets:
Cash and cash equivalents	$554,389	$516,630
Restricted cash	6,626	24,503
Marketable securities	5,032	5,044
Accounts receivable, net	235,718	217,587
Acquired unbilled accounts receivable	3,423	7,412
Prepaid expenses and other current assets	74,348	70,466

Total current assets	879,536	841,642

Land, building and equipment, net	64,452	62,083
Marketable securities	32,091	28,322
Goodwill	2,088,031	2,077,943
Intangible assets, net	655,354	685,865
Other assets	69,856	73,844

Total assets	$3,789,320	$3,769,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital leases	$7,443	$7,764
Contingent and deferred acquisition payments	12,603	2,131
Accounts payable and accrued expenses	211,241	230,237
Deferred and unearned revenue	164,075	142,340

Total current liabilities	395,362	382,472

Long-term portion of debt and capital leases	851,445	851,014
Long-term deferred revenue	76,889	76,598
Other long term liabilities	149,709	162,419

Total liabilities	1,473,405	1,472,503

Stockholders’ equity	2,315,915	2,297,196

Total liabilities and stockholders’ equity	$3,789,320	$3,769,699

Nuance Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(9)	$(4,278)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,517	38,230
Stock-based compensation	32,098	20,066
Non-cash interest expense	3,192	3,279
Deferred tax provision	104	(311)
Other	(20)	691
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(13,273)	(6,267)
Prepaid expenses and other assets	(4,996)	475
Accounts payable	(1,530)	(3,709)
Accrued expenses and other liabilities	(17,190)	7,403
Deferred revenue	22,443	9,473

Net cash provided by operating activities	63,336	65,052

Cash flows from investing activities:
Capital expenditures	(8,893)	(2,756)
Payments for acquisitions, net of cash acquired	(13,310)	(141,721)
Payments for equity investments	—	(14,970)
Purchases of marketable securities	(10,776)	—
Proceeds from maturities of marketable securities	6,650	—
Change in restricted cash	17,184	—

Net cash used in investing activities	(9,145)	(159,447)

Cash flows from financing activities:
Payments of debt and capital leases	(2,069)	(1,740)
Payments on settlement of share-based derivatives	(972)	—
Payments of other long-term liabilities	(2,589)	(2,256)
Excess tax benefits from share-based awards	3,662	—
Proceeds from issuance of common stock from employee stock plans	4,350	5,181
Cash used to net share settle employee equity awards	(18,403)	(7,616)

Net cash used in financing activities	(16,021)	(6,431)

Effects of exchange rate changes on cash and cash equivalents	(411)	690

Net increase (decrease) in cash and cash equivalents	37,759	(100,136)
Cash and cash equivalents at beginning of period	516,630	527,038

Cash and cash equivalents at end of period	$554,389	$426,902

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31 ,
	2010	2009
GAAP revenue	$303,829	$262,977
Acquisition-related revenue adjustments: product and licensing	11,136	16,992
Acquisition-related revenue adjustments: professional services and hosting	1,239	837
Acquisition-related revenue adjustments: maintenance and support	1,058	3,793

Non-GAAP revenue	$317,262	$284,599

GAAP cost of revenue	$116,922	$93,595
Cost of revenue from amortization of intangible assets	(13,291)	(11,018)
Cost of revenue adjustments: product and licensing (1,2)	2,448	3,177
Cost of revenue adjustments: professional services and hosting (1,2)	(5,515)	(2,437)
Cost of revenue adjustments: maintenance and support (1,2)	(390)	(215)

Non-GAAP cost of revenue	$100,174	$83,102

GAAP gross profit	$186,907	$169,382
Gross profit adjustments	30,181	32,115

Non-GAAP gross profit	$217,088	$201,497

GAAP income from operations	$8,271	$3,873
Gross profit adjustments	30,181	32,115
Research and development (1)	4,867	2,030
Sales and marketing (1)	10,310	8,519
General and administrative (1)	10,837	6,645
Amortization of intangible assets	22,677	22,126
Costs associated with IP collaboration agreements	4,625	4,000
Acquisition-related costs, net	3,001	12,805
Restructuring and other charges, net	2,051	615

Non-GAAP income from operations	$96,820	$92,728

GAAP provision for income taxes	$6,021	$340
Non-cash taxes	(1,621)	1,489

Non-GAAP provision for income taxes	$4,400	$1,829

GAAP net loss	$(9)	$(4,278)
Acquisition-related adjustment — revenue (2)	13,433	21,622
Acquisition-related adjustment — cost of revenue (2)	(2,627)	(3,397)
Acquisition-related costs, net	3,001	12,805
Cost of revenue from amortization of intangible assets	13,291	11,018
Amortization of intangible assets	22,677	22,126
Non-cash stock-based compensation (1)	32,098	20,066
Non-cash interest expense, net	3,192	3,279
Non-cash income taxes	1,621	(1,489)
Costs associated with IP collaboration agreements	4,625	4,000
Change in fair value of share-based instruments	(7,215)	(2,072)
Restructuring and other charges, net	2,051	615

Non-GAAP net income	$86,138	$84,295

Non-GAAP diluted net income per share	$0.28	$0.29

Diluted weighted average common shares outstanding	311,570	294,711

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended
	December 31,
	2010	2009
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$6	$9
Cost of professional services and hosting	5,688	2,648
Cost of maintenance and support	390	215
Research and development	4,867	2,030
Sales and marketing	10,310	8,519
General and administrative	10,837	6,645

Total	$32,098	$20,066

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$13,433	$21,622
Cost of product and licensing	(2,454)	(3,186)
Cost of professional services and hosting	(173)	(211)
Cost of maintenance and support	—	—

Total	$10,806	$18,225

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited
Healthcare

	Q1	Q2	Q3	Q4	FY	Q1
	2010	2010	2010	2010	2010	2011
GAAP Revenue	$105.5	$105.8	$113.5	$119.8	$444.6	$117.4
Adjustment	$1.3	$1.1	$0.8	$1.5	$4.7	$0.4

Non-GAAP Revenue	$106.8	$106.9	$114.3	$121.3	$449.3	$117.8

Mobile & Consumer

	Q1	Q2	Q3	Q4	FY	Q1
	2010	2010	2010	2010	2010	2011
GAAP Revenue	$64.1	$77.8	$66.3	$89.2	$297.3	$86.1
Adjustment	$2.3	$2.9	$5.9	$1.0	$12.1	$1.6

Non-GAAP Revenue	$66.4	$80.7	$72.2	$90.2	$309.4	$87.7

Enterprise

	Q1	Q2	Q3	Q4	FY	Q1
	2010	2010	2010	2010	2010	2011
GAAP Revenue	$75.4	$70.9	$71.0	$76.6	$293.9	$71.1
Adjustment	$0.3	$0.4	$0.1	$1.4	$2.2	$1.4

Non-GAAP Revenue	$75.7	$71.3	$71.1	$78.0	$296.1	$72.5

Imaging Revenue

	Q1	Q2	Q3	Q4	FY	Q1
	2010	2010	2010	2010	2010	2011
GAAP Revenue	$18.0	$18.5	$22.4	$24.2	$83.1	$29.2
Adjustment	$17.7	$15.4	$13.4	$11.2	$57.7	$10.0

Non-GAAP Revenue	$35.7	$33.9	$35.8	$35.4	$140.8	$39.3

Schedules may not add due to rounding.